UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2002

PAXSON COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

601 Clearwater Park Road, West Palm Beach, FL 33401-6233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 659-4122

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On December 12, 2002, the Registrant and National Broadcasting Company, Inc. amended the Investment Agreement dated, September 15, 1999, between the Registrant and NBC, and agreed that, for the 60-day redemption period commencing September 15, 2002 only, the period during which NBC may demand redemption of its shares of Series B preferred stock shall expire at 5 p.m., Eastern Standard Time, on Friday, April 4, 2003. Additionally, NBC agreed not to demand redemption thereunder prior to March 28, 2003 without giving the Registrant five days’ prior written notice.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAXSON COMMUNICATIONS CORPORATION (Registrant)

By: /s/ Thomas E. Severson

Thomas E. Severson Senior Vice President Chief Financial Officer and Treasurer

Date: December 13, 2002

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